EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 2, 1999, relating to the financial statements of Powerize.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


  /s/ PricewaterhouseCoopers LLP
  ______________________________


  McLean, Virginia
  June 3, 1999